Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in these Registration Statements on Form S-3 of Kinder Morgan Management, LLC and Kinder Morgan, Inc. of our report dated February 4, 2005, incorporated by reference into Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2004, and to the reference to us under the caption “Experts” appearing in such Registration Statements.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons
Executive Vice President

Houston, Texas
March 10, 2005